SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported)       March 29, 1996




                         CYPRESS EQUIPMENT FUND, LTD.
            (Exact Name of Registrant as Specified in its Charter)



           Florida                      0-19021                  59-2927387
(State or other jurisdiction of        (Commission          (I.R.S. Employer
 incorporation or organization)        File Number)        Identification No.)


  880 Carillon Parkway, St. Petersburg, Florida                 33716
  (Address of principal executive offices)                    (Zip Code)


Registrant's Telephone Number (Including Area Code)       (813) 573-3800


















Item 2.     Acquisition or Disposition of Assets


      On March 29, 1996, Cypress Equipment Fund, Ltd., a limited partnership organized under the laws of the State of Florida (the "Seller"), sold to ICON Cash Flow Partners, L.P., Series D, a Delaware limited partnership, (the "Buyer"), two oil storage tank facilities and two parcels of real property.

      The cash proceeds received by the Seller were $2,369,615.92.


Item 7.     Financial Statements and Exhibits

            (a) Exhibits

28.81 Purchase and Assignment Agreement dated as of this January 31, 1996 by and between Cypress Equipment Fund, Ltd., a Florida limited partnership with its principal office and place of business at 880 Carillion Parkway, St. Petersburg, Florida ("Seller"), and ICON Cash Flow Partners, L.P., Series D, a Delaware limited partnership with its principal office and place of business at 600 Mamaroneck Avenue, Harrison, NY 10528, ("Buyer").

28.82 Bill of Sale dated as of January 31, 1996 between Cypress Equipment Fund, Ltd., a Florida limited partnership ("Seller"), and ICON Cash Flow Partners, L.P., Series D, a Delaware limited partnership ("Buyer").

28.83 Assignment and Assumption Agreement dated January 31, 1996 between between Cypress Equipment Fund, Ltd., a Florida limited partnership ("Seller"), and ICON Cash Flow Partners, L.P., Series D, a Delaware limited partnership ("Buyer").

28.84 Assignment of Warranties and Consent dated January 31, 1996, between Cypress Equipment Fund, Ltd., a Florida limited partnership "Seller"), and ICON Cash Flow Partners, L.P., Series D, a Delaware limited partnership ("Buyer").
















                                   SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                                    Cypress Equipment Fund, Ltd.
                                      A Florida Limited Partnership

                                    RJ Leasing - 2, Inc.
                                      A General Partner



Date: June 3, 1996                  By:   /s/ J. Davenport Mosby, III
                                          J. Davenport Mosby, III
                                          President